EXHIBIT 10.7

                AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 1st day of June, 1998 by and between GERBER SCIENTIFIC, INC., a Connecticut corporation (the "Company") and Michael J. Cheshire (the "Executive") (the Company and the Executive may collectively be referred to as the "Parties"). This Amendment amends the Employment Agreement by and between the Parties, dated as of January 29, 1997 (the "Employment Agreement").

                            RECITALS

WHEREAS, the Board of Directors of the Company has appointed the Executive to serve as Chief Executive Officer of the Company;

WHEREAS, the Executive accepts his appointment as Chief Executive
Officer of the Company;

WHEREAS, the Parties wish to amend the Employment Agreement to reflect the Executive's new position as Chief Executive Officer of the Company.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, agree as follows:

A. Article II of the Employment Agreement is amended in its entirety to read as follows:

                           ARTICLE II

               Employment and Duties of Executive

     2.1  Employment;  Titles; Duties.   The  Executive
          shall  serve as President and Chief Executive
          Officer ("CEO") of the Company.  As President
          and  CEO, the Executive shall perform all  of
          the  duties  normally  associated  with  that
          position    in   a   corporation    generally
          comparable in size and nature to the Company,
          acting,   in   all   instances,   under   the
          supervision   and   direction   of   and   in
          accordance with the policies set by the Board
          of Directors.  The Company shall use its best
          efforts to cause the Executive to be a member
          of  its Board of Directors for so long as  he
          is  employed  by the Company and during  such
          period of employment shall include him in the
          management  slate for election as a  director
          at  any  stockholder's meeting at  which  his
          term  would  otherwise expire. The  Executive
          shall   serve  as  a  director  without   any
          additional compensation.

     2.2 Performance of Duties. The Executive shall devote his full working time and efforts to the performance of his duties as an executive of the Company and to the performance of such other duties as are assigned to him by the Board of Directors.


B. Except as herein provided, the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                              GERBER SCIENTIFIC, INC.


                              By: /s/ George M. Gentile
                                  ---------------------
                                  George M. Gentile
                                  Chairman of the Board

                              EXECUTIVE

                                   /s/ Michael J. Cheshire
                                   -----------------------
                                   Michael J. Cheshire